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                                                                  EXHIBIT 21.1.1


                                 SUBSIDIARIES

1. Heritage Operating, L.P., a Delaware limited partnership, which does business under the following names:


     *    Balgas
     *    Baremore's Propane
     *    Carolane Propane Gas
     *    Fairway Propane
     *    Gas Service Co.
     *    Greer Gas Co.
     *    Harris Propane Gas
     *    Heritage Propane
     *    Holton's L.P. Gas
     *    Horizon Gas
     *    Horizon Gas of Palm Bay
     *    Ikard & Newsom
     *    Jerry's Propane Service
     *    Kingston Propane
     *    Liberty Propane Gas
     *    Meyers Propane Service
     *    New Mexico Propane
     *    Northern Energy
     *    Northwestern Propane
     *    Sante Fe Gas
     *    Sawyer Gas
     *    Spring Lake Super Flame
     *    Tri-Gas of Benzie
     *    Turner Propane
     *    Wakulla L. P. G.


2. Heritage - Bi State, L. L. C., a Delaware limited liability company holding a partnership interest in the following:

     * Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane

3. Heritage Service Corp., a Delaware corporation holding a direct or indirect interest in the following:

     *    M-P Oils Ltd.
     *    M-P Oils Partnership

4.   Guilford Gas Service, Inc.